Exhibit 10.3

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT dated as of March 3, 2003 by and between Scott Schmidt, an individual, whose principle residence is 1242 Berkley Street, Santa Monica, CA 90404 (hereinafter referred to as Consultant), and Youbet.com, having an office at 5901 De Soto Avenue, Woodland Hills, CA 91367 (the "Company").

The Company wishes to retain the services of the Consultant, and Consultant has agreed to provide the services to the Company, pursuant to the terms hereof:

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

1.0      ENGAGEMENT

Company hereby engages Consultant to provide the non-exclusive services pursuant to the terms and conditions hereof. Consultant performs these services at the direction of the Chief Marketing Officer.

The Company has selected the Consultant based upon the Consultant's personal skills and the Consultant's agreement personally to perform the services hereunder. The Consultant may not subcontract or otherwise delegate his obligations under this Consulting Agreement without the Company's prior consent.

2.0      NATURE OF SERVICES

The Consultant is retained by the Company to perform Public Relations and marketing services to enhance the Youbet.com name and brand.

3.0      TERM

The term of this Consulting agreement (the "Term") shall commence on March 3, 2003 and may be terminated by either Company or the Consultant upon thirty (30) days written notice.

4.0      FEES

4.1      SERVICE FEE

Consultant shall receive a fee of $4,500.00 per month for services rendered pursuant to this Consulting Agreement. The Consultant will devote not less than 16 hours per week to providing the services pursuant to this Consulting

Agreement. Consultant will also be available to render services as and when necessary outside of the 16 hours per week.

The Consultant will not be reimbursed for any expenses incurred in connection with this Consulting Agreement, unless the Company approves those expenses in advance in writing.

4.2      PAYMENT AND REPORTS.

Payments hereunder will be made as follows:

         i. The Company shall pay the fee in two equal installments in arrears within fourteen (14) days following receipt of the Consultant's invoice for the period.

         ii. The Consultant will maintain accurate records of all time spent in performing services under this Consulting Agreement and will provide the Company with a report of time and services upon request.

4.3      TAXES.

The Consultant is solely responsible for payment of any and all taxes that may be due upon the service fee, any other compensation and any income or gain derived from the exercise of stock options granted hereunder.

5.0      OTHER BUSINESS ACTIVITIES AND CONFLICTS OF INTEREST

It is expressly understood by the Consultant and/or any of its affiliates that it may not represent any third parties that do business in the gambling or software industry that compete with, or potentially may compete with, the Business of the Company, unless the Company, in its sole and absolute discretion, consents in writing to such representation. The Consultant further agrees that, notwithstanding the non-exclusive nature of this Consulting Agreement, the Consultant will accept no other engagement of any type that will interfere with his ability to render the services hereunder in a manner that is both time and of quality satisfactory to the Company.

6.0      INDEPENDENT CONTRACTOR RELATIONSHIP

The parties hereto understand, acknowledge and agree that the Consultant's relationship with the Company is that of an independent contractor and that nothing in this Agreement is intended to or should be construed to create an employment, partnership or joint venture relationship.

7.0      CONFIDENTIALITY

The Consultant during the Term and thereafter to take all steps reasonably necessary to hold in trust and confidence information which he knows or has reason to know is considered confidential by the Company ("Confidential Information"). The Consultant agrees to use the Confidential Information solely to perform this Consulting Agreement and covenants and agrees that he will not use or disclose to any person without the Company's prior written approval, any such Confidential Information learned or obtained by the Consultant during or prior to the Term.

Confidential Information includes, but is not limited to, technical and business information relating to the Company's inventions or products, research and development, manufacturing and engineering processes, marketing effects, future business plans and customer information. It also includes any third party's proprietary or confidential information disclosed to the Consultant in the course of providing services to the Company.

The Consultant shall take reasonable steps necessary to ensure that his employees, agents, affiliates and contractors (if any) do not discuss, divulge or utilize any confidential information communicated to or acquired by them.

The obligations under this Paragraph 7.0 shall survive termination of this Consulting Agreement.

8.0      TRADE SECRETS AND INTELLECTUAL PROPERTY RIGHTS

8.1      DISCLOSURE

The Consultant agrees to disclose promptly in writing to the Company, or any person designated by the Company, copyrightable material that is conceived, developed, made or reduced to practice by the Consultant in the performance of services to the Company.

8.2      ASSIGNMENT OF WORK PRODUCT

"Work Product" means all work pertaining to public relations, marketing plans, designs, discoveries, works of authorship, formulae, processes, inventions, improvements and ideas solely or jointly conceived, developed or reduced to practice during the performance of this Consulting Agreement. The Consultant hereby irrevocably assigns, conveys and otherwise transfers to the Company, and its respective successors and assigns, all rights, title and interests worldwide in and to the Work Product and all proprietary rights therein, including, without limitation, all copyrights, trademarks, trade secret rights, moral rights, and all contract and licensing rights, and all claims and causes of action of any kind with respect to any of the foregoing, whether now known or hereafter to become known.

In the event the Consultant has any rights in and to the Work Product that cannot be assigned to the Company, the Consultant hereby unconditionally and irrevocably waives the enforcement of all such rights, and all claims and causes of action of any kind with respect to any of the foregoing against the Company, its distributors and customers, whether now known or hereafter to become known, and agrees at the request and expense of the Company and its respective successors and assigns to consent to and join in any action to enforce such rights and to procure a waiver of such rights from the holder so such rights.

In the event the Consultant has any rights in and to the Work Product that cannot be assigned to the Company and cannot be waived, the Consultant hereby grants to the Company, and its respective successors and assigns, an exclusive, worldwide royalty-free license during the terms of the rights to reproduce, distribute, modify, publicly perform and publicly display, with the right to sub-license and assign such rights in and to the Work Product including, without limitation, the right to use in any way whatsoever the Work Product. The Consultant retains no rights to use the Work Product and agrees not to challenge the validity of the ownership by the Company in the Work Product.

The Consultant agrees to assist the Company in any reasonable manner to obtain and enforce for Company's benefit, copyrights, and other property rights covering the Work Product in any and all countries. The Consultant agrees to execute, when requested, any copyright or similar applications and assignments to the Company, and other lawful documents deemed necessary by the Company to carry out the purpose of this Consulting Agreement.

In the event the Company is unable for any reason whatsoever to secure the Consultant's signature to any lawful and necessary document required to apply for or execute any patent, copyright or other applications with respect to any Work Product (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), the Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to act for and in his behalf and instead of the Consultant, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or other rights thereon with the same legal force and effect as if executed by the Consultant.

The obligations and undertaking in this Section 8.0 shall survive termination of this Consulting Agreement. If called upon to render assistance under this section following termination of this Consulting Agreement, the Consultant will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of the Company.

9.0      RETURN OF COMPANY PROPERTY

The Consultant acknowledges that the Company's sole and exclusive property Includes all documents, such as drawings, manuals, notebooks, reports, sketches, records, computer programs, employee lists, customer lists, and the like in his custody or possession, whether delivered to the Consultant by the Company or made by the Consultant in the performance of services under this Consulting Agreement, relating to the business activities of the Company or its customers or suppliers and containing any information or data whatsoever, whether or not Confidential Information. The Consultant agrees to deliver promptly all of the Company's property and all copies of the Company's property in the Consultant's possession to the Company at the termination of this Consulting Agreement or at any time upon the Company's request.

10.0     WARRANTIES AND INDEMNIFICATION

The Consultant represents and warrants that the Company's use, reproduction, distribution or modification of the Work Product does not and will not violate the rights of any third parties, including, but not limited to, trade secrets, trademarks, publicity, privacy, copyrights and patents, or any applicable law and regulation. The Consultant further represents that the Work Product is free and clear of all encumbrances, including without limitation, security interests, licenses, liens, charges or other restrictions.

The Consultant will, at his own expense, indemnify, defend and hold the Company harmless against any claims (including the costs of litigation and attorneys' fees) resulting from a breach or alleged breach of the Consultant's representations and warranties under this Consulting Agreement. The Company shall provide notice to the Consultant of any such claim, suit or proceeding and shall assist the Consultant, at the Consultant's expense, in defending any such claim, suit or proceeding.

11.0     TERMINATION

11.1     TERMINATION BY THE COMPANY

The Company may terminate this Consulting Agreement immediately in the event of material breach by the Consultant. "Material breach" shall include any violation
o the terms of Sections 7.0, 8.0, and 10.0, any other breach that the Consultant has failed to cure within ten (10) days after written notice by the Company, and any acts of gross misconduct by the Consultant directly affecting this Consulting Agreement or the independent consultant relationship.

12.0     APPLICABLE LAW: ENFORCEMENT.

This Consulting Agreement shall be governed by and construed in accordance with the laws in force in California (as applied to transactions entered into and to be performed wholly within California between California residents) and the parties hereby agree to submit to the courts located in the County of Los Angeles, California.

The Consultant agrees that breach of sections 7.0, 8.0 and 10.0 of this Consulting Agreement will cause the Company irreparable damage for which money damages will be inadequate. The Company therefore will be entitled to obtain timely injunctive relief to protect the Company's rights under this Consulting Agreement in addition to any and all other remedies available at law. The Consultant further acknowledges and agrees that this clause is not intended and does not waive or estop the Company from seeking equitable or legal relief in respect of any other breach, failure or for nonperformance of this Consulting Agreement.

If any dispute between the parties with respect to or arising under this Consulting Agreement leads to a proceeding to resolve such dispute, the prevailing party shall be entitled to recover its reasonable attorneys' fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief to which it is entitled.

13.0     ENTIRE AGREEMENT

This Consulting Agreement contains the entire understanding of the parties. This Consulting Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, amendment, extension or discharge is sought.

14.0     MISCELLANEOUS PROVISIONS

14.1     NOTICES

Notices related to this Consulting Agreement shall be sent to:

         The Company:               Michael Veitch
                                    Chief Marketing Officer
                                    Youbet.com, Inc.
                                    5901 De Soto Avenue
                                    Woodland Hills, CA 91367

         The Consultant:            Scott Schmidt
                                    1242 Berkley Street
                                    Santa Monica, CA 90404

Any notice provided for or permitted under this Consulting Agreement shall be given in writing and shall be delivered to the individuals and addresses above. Delivery shall be effected by: (A) hand delivery; (B) confirmed telecopy; (C) commercial overnight courier with written verification of receipt; (D) U.S. mail postage prepaid, certified or registered mail, return receipt requested. Such notice shall be deemed to have been received on the date of actual delivery or three (3) days after sending, whichever is earlier.

14.2     WAIVERS

No provision of this Consulting Agreement shall be considered waived by either party and no breach excused by either party, except in writing signed by the party against whom waiver or excuse is asserted. No consent by either party to, or waiver of, a breach by the other party, whether express or implied, shall constitute consent to, waiver of, or excuse of any other, different or subsequent breach by that party.

14.3     ASSIGNMENT

The Consultant may not assign its rights or obligations hereunder in whole or in part without the Company's prior written consent. The Company may assign its rights or obligations hereunder in whole or in part. This Consulting Agreement will be for the benefit of the Company's successors and assigns, and will be binging on the Consultant's heirs, legal representatives and permitted assignees.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.



         YOUBET.COM                                  CONSULTANT



         By:      /S/ MICHAEL VEITCH                 By:   /S/ SCOTT SCHMIDT
                  -------------------------                --------------------
                  Michael Veitch                           Scott Schmidt
                  Chief Marketing Officer                  Consultant

         Date:                                       Date: 3-19-03
             ------------------------------               ---------------------